As filed with the Securities and Exchange Commission on February 15, 2017

Registration No. 333-172847

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Vale S.A.

(Exact name of registrant as specified in its charter)

The Federative Republic of Brazil (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Avenida das Américas, No. 700, Block 8/318, Barra da Tijuca
22640-100 Rio de Janeiro, RJ, Brazil

(Address of Principal Executive Offices)

Matching Program

2017 Cycle

(Full Title of the plan)

Vale Americas Inc.

250 Pehle Ave., Suite 302
Saddlebrook, New Jersey 07663
416-687-6040

(Name, address and telephone Number, including area code, of agent for service)

with copies to:

Nicolas Grabar
Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, NY  10006
(212) 225-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☒		Accelerated filer ☐
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 6 relates to the Registration Statement on Form S-8 (File No. 333-172847) (the “Registration Statement”) of Vale S.A. (the “Registrant”), which was filed with the U.S. Securities and Exchange Commission on March 15, 2011. The Registration Statement registered 20,000,000 Preferred Class A shares of the Registrant’s stock (“Shares”), to be offered pursuant to the Matching Program (the “Plan”).

On January 4, 2012, the Registrant filed with the Securities and Exchange Commission a Post-Effective Amendment No. 1 to the Registration Statement No. 333-172847 in order to reflect the amended terms of an additional plan cycle, the Vale Matching Program 2012 Cycle.

On November 28, 2012, the Registrant filed with the Securities and Exchange Commission a Post-Effective Amendment No. 2 to the Registration Statement No. 333-172847 in order to reflect the amended terms of an additional plan cycle, the Vale Matching Program 2013 Cycle.

On January 24, 2014, the Registrant filed with the Securities and Exchange Commission a Post-Effective Amendment No. 3 to the Registration Statement No. 333-172847 in order to reflect the amended terms of an additional plan cycle, the Vale Matching Program 2014 Cycle.

On February 26, 2015, the Registrant filed with the Securities and Exchange Commission a Post-Effective Amendment No. 4 to the Registration Statement No. 333-172847 in order to reflect the amended terms of an additional plan cycle, the Vale Matching Program 2015 Cycle.

On March 18, 2016, the Registrant filed with the Securities and Exchange Commission a Post-Effective Amendment No. 5 to the Registration Statement No. 333-172847 in order to reflect the amended terms of an additional plan cycle, the Vale Matching Program 2016 Cycle.

The purpose of this Post-Effective Amendment No. 6 is to amend the Registration Statement to reflect the amended terms of an additional plan cycle, the Vale Matching Program 2017 Cycle (the “2017 Matching Program”).  Under the 2017 Matching Program, as provided for in the Plan, Shares will be offered to certain eligible employees, subject to the satisfaction of applicable vesting conditions, in connection with those employees’ own purchase or holding of Shares.  No additional securities are being registered hereby.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The following exhibits are filed with this Post-Effective Amendment No. 6 to the Registration Statement:

Exhibit number	Document

4.5	Vale Matching Program 2017 Cycle (filed herewith)

24	Power of Attorney (included on signature pages)

SIGNATURES

Pursuant to the requirements of the Securities Act, Vale certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil on February,      , 2017.

VALE S.A.

By:
Name:	Murilo Pinto de Oliveira Ferreira
Title:	Chief Executive Officer

By:
Name:	Luciano Siani Pires
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Murilo Pinto de Oliveira Ferreira and Mr. Luciano Siani Pires, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

, 2017
Murilo Pinto de Oliveira Ferreira	Chief Executive Officer

, 2017
Luciano Siani Pires	Chief Financial Officer

Vale Americas Inc.	Authorized Representative of Vale S.A. in the United States

By:
Paul Casbar		, 2017

Gueitiro Matsuo Genso	Chairman of the Board of Directors	, 2017

/s/ Fernando Jorge Buso Gomes		February 15, 2017
Fernando Jorge Buso Gomes	Vice-Chairman

/s/ Marcel Juviniano Barros		February 15, 2017
Marcel Juviniano Barros	Director

/s/ Dan Antonio Marinho Conrado		February 15, 2017
Dan Antonio Marinho Conrado	Director

, 2017
Eduardo Rafinetti Guardia	Director

, 2017
Motomu Takahashi	Director

/s/ Oscar Augusto de Camargo Filho		February 15, 2017
Oscar Augusto de Camargo Filho	Director

/s/ Eduardo de Salles Bartolomeo		February 15, 2017
Eduardo de Salles Bartolomeo	Director

, 2017
Lucio Azevedo	Director

/s/ Alberto Ribeiro Guth		February 15, 2017
Alberto Ribeiro Guth	Director

EXHIBIT INDEX

Exhibit number	Document

4.5	Vale Matching Program 2017 Cycle (filed herewith)

24	Power of Attorney (included on signature pages)